UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2026

Keenova Therapeutics plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 6960000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2026, ST Shared Services LLC, a subsidiary of Keenova Therapeutics plc (the “Company”), entered into the Fourth Amended and Restated Employment Agreement (the “Employment Agreement”) with Sigurdur (Siggi) Olafsson. The Employment Agreement supersedes Mr. Olafsson’s prior employment agreement with ST Shared Services LLC (“Prior Agreement”), which was disclosed in a Current Report on Form 8-K filed on July 7, 2025 (the “Prior Form 8-K”). The Prior Agreement provided that during the first half of 2026 Mr. Olafsson and the Company would discuss in good faith entering into a longer-term employment agreement. Pursuant to the Employment Agreement, Mr. Olafsson will remain in his role as Chief Executive Officer of ST Shared Services LLC and the Company until January 1, 2028 (the “Expiration Date”), and will be appointed as Chair of the Company’s Board of Directors (the “Board”) not later than May 14, 2026, provided that if a successor Chief Executive Officer is appointed prior to the Expiration Date, Mr. Olafsson’s role will transition to Executive Chair of the Board (“Executive Chair”). If ST Shared Services LLC and Mr. Olafsson do not mutually agree to extend the term of Mr. Olafsson’s employment prior to the Expiration Date, Mr. Olafsson’s service as Chief Executive Officer, Chair and/or Executive Chair, as applicable, of the Company shall automatically terminate on the Expiration Date, which termination shall constitute a termination by the Executive with Good Reason (as defined in the Employment Agreement).

The Employment Agreement provides for the following compensatory arrangements for Mr. Olafsson, in addition to the inducement awards provided for in the Prior Agreement and disclosed in the Prior Form 8-K:

•	Cash Compensation. Mr. Olafsson will be entitled to an annual base salary of $1,200,000 (which would be reduced by 20% in the event that a successor Chief Executive Officer is hired prior to January 1, 2028 and Mr. Olafsson transitions to Executive Chair). Additionally, Mr. Olafsson’s annual cash bonus target and maximum cash bonus will be 200% and 400% of his annual base salary, respectively. The actual bonus earned by Mr. Olafsson in respect of any given year, if any, will be based on performance metrics to be determined by the Board or its delegate, the Human Resources and Compensation Committee of the Company, in its sole discretion, after consultation with Mr. Olafsson. For any year in which Mr. Olafsson transitions to Executive Chair, Mr. Olafsson will be entitled to receive an annual bonus (i) determined for the portion of the year prior to the transition on a pro-rata basis using the base salary that was in effect for that period and (ii) determined for the portion of the year following the transition on a pro-rata basis using the base salary that was in effect for the period following the transition, provided that the calculation of the bonus for any period when Mr. Olafsson is serving as Executive Chair will be prorated using a level of performance that is not less than target.

•	Annual Long-Term Incentive Awards. Beginning in the 2026 fiscal year, Mr. Olafsson will receive annual long-term incentive compensation grants, which in 2026 will be for awards of, in the aggregate, 152,722 restricted share units (“RSUs”) and performance restricted units (“PSUs”) and beginning in 2027 will have a grant date fair market value of no less than $11,500,000 (the “Annual LTI Awards”). The terms and conditions applicable to the Annual LTI Awards will be substantially consistent with the terms and conditions applicable to RSUs and PSUs (other than performance metrics) previously issued to Mr. Olafsson.

•	Founders Grant. As part of one-time equity grants expected to be made to the Executive Team of the Company (such awards, “Founders Grants”), Mr. Olafsson will receive a Founders Grant in the form of RSUs, which will be in an amount no less than 2.3 times the number of RSUs granted to the individual who receives the second largest Founders Grant. The RSUs will vest ratably on each of the first through third anniversaries of the grant date, subject to his continued service through such date. The terms and conditions of such Founders Grant will be substantially consistent with the terms and conditions applicable to RSUs previously issued to Mr. Olafsson.

Under the terms of the Employment Agreement, in the event that Mr. Olafsson’s employment is terminated by ST Shared Services LLC without Cause, by Mr. Olafsson with Good Reason or as a result of his death or Disability (as each term is defined in the Employment Agreement), Mr. Olafsson will be entitled to the following severance compensation and benefits: (a) a lump sum cash payment equal to 2.5 times the sum of his annual base salary and target annual bonus; (b) a lump sum payment of the cash inducement award, which was described in the Prior Form 8-K (if not yet paid) and the prorated portion of the target annual bonus with respect to the year in which the termination occurs; (c) immediate vesting of the equity inducement award, which was described in the Prior Form 8-K, and Founders Grant; (d) any Annual LTI Awards granted in 2026 or later will be treated in accordance with the applicable plan and related award agreements, provided that, notwithstanding anything in the applicable plan or award agreements to the contrary, to the extent Mr. Olafsson’s termination for Good Reason is as a result of the parties failing to agree to extend the term beyond the Expiration Date, Mr. Olafsson will immediately vest in any RSUs that would have otherwise vested in the first quarter of 2028 and will immediately vest in a prorated portion of the target number of PSUs subject to such awards, and the balance of such awards will be forfeited; (e) except as otherwise set forth in the Employment Agreement, all outstanding equity-based awards granted under the Mallinckrodt Pharmaceuticals 2024 Stock and Incentive Plan or the Keenova Therapeutics plc 2025 Stock and Incentive Plan will be treated in accordance with the terms of the applicable plan and related award agreements; and (f) continued COBRA coverage or, if no longer eligible for Company-provided COBRA, monthly cash payments equal to the applicable COBRA premium amount for up to 30 months following Mr. Olafsson’s termination.

The Employment Agreement provides that Mr. Olafsson will be restricted from soliciting the Company’s employees and business partners during the 12-month period following his termination of employment for any reason (the “Restricted Period”). The Employment Agreement also provides that Mr. Olafsson will be restricted from competing with the Company, its subsidiaries or affiliates during the Restricted Period, provided that the Restricted Period will not apply following Mr. Olafsson’s termination of employment if the date of termination is on or after the Expiration Date or if Mr. Olafsson’s employment is terminated by ST Shared Services LLC without Cause or by Mr. Olafsson with Good Reason.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Fourth Amended and Restated Employment Agreement, by and between ST Shared Services LLC and Sigurdur Olafsson, dated February 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEENOVA THERAPEUTICS PLC
(registrant)

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: February 24, 2026